Exhibit 10.5

MANAGEMENT AND OPERATIONS AGREEMENT

This MANAGEMENT AND OPERATIONS AGREEMENT (this "Agreement") is made as of November 20, 2003, effective as of October 1, 2003, by and between ENVIRONMENTAL ENERGY SERVICES, INC. (the "Company"), a Delaware corporation, and GD MANAGEMENT SERVICES, INC., an Oklahoma corporation (the "Manager").

RECITALS

WHEREAS, the Company desires to engage the Manager to manage its Business, and the Manager desires to retain, operate and manage the Business on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Appointment of Manager; Relationship of Company and the Manager.

Manager shall provide management and operational support services to the Company, as hereinafter provided. Manager, at all times, shall be independent of the Company. Nothing contained herein shall be deemed to make or render the Company a partner, co-venturer or other participant in the business or operations of the Manager, or in any manner to render Company liable, as principal, surety, guarantor, agent or otherwise for any of the debts, obligations or liabilities of Manager. Similarly, nothing contained herein shall be deemed to make or render the Manager a partner, co-venturer or other participant in the business or operations of the Company, or in any manner to render Manager liable, as principal, surety, guarantor, agent or otherwise for any of the debts, obligations or liabilities of Company.

2. Management Services.

Commencing on the date of this Agreement, Manager will provide, supply and render such management and operational support services as are necessary to provide service to the Company and, as more specifically described below, shall:

    Administer and supervise all of the finances of the Business, including payroll, taxes, accounting, bookkeeping, record keeping, managing or accounts payable, and accounts receivable, banking, financial records and reporting functions as they pertain to the business of the Company, with the power to make such changes therein, in its sole discretion, and to incorporate such functions into systems used by Manager. Manager shall prepare and maintain financial statements for the Business according to generally accepted accounting principles consistently applied and shall provide the Company with weekly operating reports and statements including but not limited to cash flow statements, income statements, accounts payable and accounts receivable reports and such other reports and information as may be requested by Company from time to time.

    Select and employ all personnel necessary to service the Business of the Company.

    Supervise and control the purchase of all materials and supplies, and acquire, lease, dispose of and repair equipment and facilities necessary to provide safe and adequate service to the business of the Company.

    Manage all costs and all pricing on a customer-by-customer basis, estimate all costs on new contracts, bid on and enter into new contracts, and control all costs for contracts in progress.

    Commence, defend and control all legal actions, arbitrations, investigations and proceedings that arise due to events occurring in connection with the business of the Company during the term of this Agreement.

    Maintain the assets of the Company in good repair, order and condition, normal and reasonable wear and tear excepted.

    Pay all amounts necessary to maintain the Company in good standing with its transfer agent and the state of its incorporation, as well as any fees for licenses or permits necessary to carryon on business as it is currently being conducted.

Notwithstanding the foregoing, the Manager shall not have the authority, without the express written consent of the Company, to purchase in the name of the Company, or for use by the Company in the Business, any assets outside the ordinary course of business, or incur any indebtedness outside the ordinary course of business.

3. Obligations of the Company.

Prior to the expiration of this Agreement, the Company shall provide the Manager with true and correct information relating to all functions for which the Manager has responsibility hereunder, and shall not take any action to interfere with the Manager's performance of its duties hereunder.

4. Additional Agreements of the Manager.

The Manager agrees that at all times during the term of this Agreement it shall, to the extent the Company has adequate funds thereto:

(a) Do nothing, and permit nothing to be done (which is within the control of the Manager), which will or might cause the Company to operate in an improper or illegal manner.

(b) Not cause a default in any of the terms, conditions and obligations of any of the contracts and other agreements of the Company.

(c) To the extent permissible by law, maintain in full force its licenses and permits in the State of Oklahoma and comply fully with all laws respecting its formation, existence, activities and operations.

(d) Allow the Company and the employees, attorneys, accountants and other representatives of the Company, full and free access to its books and records, and all of the facilities of the Company relating to the Business.

5. General and Administrative Activities.

To the extent that Manager shall deem it necessary or desirable, Manager shall have the power and authority to combine and integrate, at its own office (including those of an affiliate), the "general and administrative" (as such term is used in accounting practice) activities of the Business, including, but not limited to, all accounting, bookkeeping, record-keeping, paying, receiving and other fiscal or financial activities, with those of Manager, provided that any obligation of the Company to share or defer costs of such office shall but subject to the subsequent agreement of the Company.

6. Location.

During the term of this Agreement, the business of the Company will be serviced by Manager from the Manager's office in El Reno, Oklahoma or any other location selected by Manager.

7. Compensation.

      Base Compensation

      While Manager is employed by the Company hereunder and as otherwise provided in this Agreement, the Company shall pay to Manager a quarterly fee in the amount of $100,000, payable in advance, with the first payment being due and payable on October 1, 2003, and each succeeding payment being due and payable on the first day of each succeeding calendar quarter during the term of this Agreement.

      Additional Benefits

      EESV will also pay GD Management Services, Inc. $2,500 per month to reimburse for benefits paid to Douglas Holsted and Greg Holsted for health insurance and car allowances.

      Expenses

While Manager is employed by the Company hereunder, the Company shall reimburse Manager for all reasonable and necessary out-of-pocket business, travel and entertainment expenses incurred by it in the performance of its duties and responsibilities hereunder, subject to the Company's normal policies and procedures for expense verification and documentation.

8. Term of Agreement; Termination of Rights.

(a) The term of this Agreement shall commence on its execution, and expire, unless terminated or extended in writing, on December 31, 2007. Upon termination of this Agreement, all books and records relating to the operation of the Business shall be immediately returned to the Company. Notwithstanding the foregoing, the Company may terminate this Agreement prior to the expiration of its term upon thirty (30) days advance notice and the payment to the Manager of a termination fee equal to the lesser of a) $1,000,000, or b) the monthly management fee paid or payable to the Manager pursuant to Paragraph 7 herein for the remaining this Agreement.

(b) Company may, at its option, upon ten (10) days' written notice terminate this Agreement (if such default is not cured within such ten (10) day period or such longer period as required to effect a cure if a cure is commenced within 10 days and diligently prosecuted): (i) if Manager shall violate any material provision of this Management Agreement; (ii) if Manager shall violate or be in material breach of any provision, representation, warranty, covenant or undertaking herein; or (iii) if Manager (a) makes an assignment for the benefit of creditors, (b) is adjudicated a bankrupt, (c) files or has filed against it any bankruptcy, reorganization, liquidation or similar petition or any petition seeking the appointment of a receiver, conservator or other representative, or (d) proposes a composition arrangement with creditors. The date on which this Agreement is terminated pursuant to Section 9(a) above or this Section 9(b) is hereinafter referred to as the "Expiration Date".

9. Indemnification.

(a) Manager shall indemnify, defend and hold harmless Company and its affiliates, their respective shareholders, officers, directors, employees, and agents, against and in respect of any and all losses, claims, damages, causes of action, actions, obligations, liabilities, deficiencies, suits, proceedings, actual out-of-pocket obligations and expenses (including cost of investigation, interest, penalties and reasonable attorneys' fees) (collectively, "Losses") arising out of or due to the operation of the Business by Manager, its affiliates, agents, servants and/or employees after Closing under the provisions of the Management Agreement. The obligations set forth in this Section 10(a) shall survive for a period of one (1) year following the Expiration Date.

(b) Company shall indemnify, defend and hold harmless Manager and its affiliates, their respective shareholders, officers, directors, employees, and agents, against and in respect of any and all Losses arising out of or due to the operation of the Business by Company, its affiliates, agents, servants and/or employees prior to the commencement of the term of this Management Agreement. The obligations set forth in this Section 10(b) shall survive for a period of one (1) year following the Expiration Date.

(c) If a party entitled to indemnification (the "Indemnitee") receives notice of any claim or the commencement of any action or proceeding with respect to which a party is obligated to provide indemnification (the "Indemnifying Party") pursuant to subsections (a) and (b) of this Section, the Indemnitee shall promptly give the Indemnifying Party notice thereof (Indemnification Notice"). Such Indemnification Notice shall be a condition precedent to any liability of the Indemnifying Party under the provisions for indemnification contained in this Agreement. Except as provided below, the Indemnifying Party may compromise, settle or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any such matter involving the asserted liability of the Indemnitee. In any event, the Indemnitee, the Indemnifying Party and the Indemnifying Party's counsel shall cooperate in the compromise of, or defense against, any such asserted liability. If the Indemnifying Party provides the Indemnitee a defense to a third party claim at the Indemnifying Party's cost with a qualified attorney, Indemnitee may participate and/or monitor the defense with an attorney of the Indemnitee's selection (at the Indemnitee's own expense). Provided that the Indemnifying Party pays for the full cost of the settlement of any claim, the Indemnifying Party may settle any claim without the consent of the Indemnitee. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

10. Additional Provisions.

(a) This Agreement sets forth the entire understanding and agreement among he parties hereto with reference to the subject matter hereof and may not be modified, amended, discharged or terminated except by a written instrument signed by the parties hereto.

(b) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oklahoma applicable to agreements made, delivered and to be performed within such State.

(c) This Agreement may not be assigned by Company or Manager, except that Manager may in its sole discretion assign this Agreement to a properly licensed affiliate performing similar types of services. Upon any assignment Manager shall remain primarily liable and also be jointly and severally liable to Company for performance of Manager's duties herein.

(d) All of the terms and provisions of this Management Agreement shall be binding upon, inure to the benefit of, and be enforceable by each of the parties hereto and their respective successors and assigns. Except for affiliates of the Company and Manager and their respective shareholders, officers, directors, employees and agents, no person other than the parties hereto shall be a third party beneficiary of this Agreement or have any rights hereunder.

(e) No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other rights, power or remedy.

(f) No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued without advance approval of the form and substance thereof by Company.

(g) Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any state or Federal court located in the State of Oklahoma, and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given by registered or certified mail, return receipt requested, or by any other means of mail which requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right to any party to service of process in any other manner permitted by law.

(h) If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the remaining provisions of this Agreement, all of which shall remain in full force and effect.

(i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

(j) The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Management Agreement as of the date first above written.

Signed this 20th day of November, 2003.

MANAGER:

GD MANAGEMENT SERVICES, INC.

/s/ Greg Holsted

By: ___________________________

Greg Holsted, Chief Executive Officer

COMPANY:

ENVIRONMENTAL ENERGY SERVICES, INC., A Delaware Corporation

s/ A. Leon Blaser

By: ___________________________

A. Leon Blaser, President and Chief Executive Officer